Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-4 of our report dated April 4, 2023 (except for the effects on the financial statements of the restatement described in Note 2, as to which the date is April 17, 2023), relating to the financial statements of Refreshing USA as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

/s/ BF Borger, CPA, P.C.

Certified Public Accountants

Lakewood, CO

April 17, 2023